ROSETTA RESOURCES INC. REVISES CONTENT OF FOURTH QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL

HOUSTON, February 16, 2007 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (Nasdaq:ROSE)(the “Company”) today announced that its Earnings Conference Call scheduled for February 21, 2007 will focus on results of operations for 2006 and the outlook for 2007. The Company made the decision to take additional time to complete its year-end closing process before releasing 2006 financial results. When the Company completes the year end closing process, it will reschedule and announce its earnings release and conference call date.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

CONTACT:
Teri Greer
Rosetta Resources Inc.
Phone: (713) 335-4008
greert@rosettaresources.com